                                                                  EXHIBIT 99.1
                                 ASSET PURCHASE
                                   AGREEMENT
                                 BY AND BETWEEN
                      TRANSACTION NETWORK SERVICES, INC. AND
                          SUNTECH PROCESSING SYSTEMS, LLC
                                     DATED
                               FEBRUARY 27, 1998

                                 TABLE OF CONTENTS


     Page

ARTICLE I      PURCHASE AND SALE . . . . . . . . . . . . . . . . . . . . . . . 1
     1.01   Assets Purchased . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.02   Exclusion of Liabilities . . . . . . . . . . . . . . . . . . . . . 2
     1.03   General Assignment . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.04   Assumption Agreement . . . . . . . . . . . . . . . . . . . . . . . 3
     1.05   Hiring Employees . . . . . . . . . . . . . . . . . . . . . . . . . 3
     1.06   Excluded Assets. . . . . . . . . . . . . . . . . . . . . . . . . . 3
     1.07   Determination as to Mixed Use Assets . . . . . . . . . . . . . . . 3
     1.08   Bill of Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     1.09   Registration Rights Agreements . . . . . . . . . . . . . . . . . . 4
     1.10   Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE II     LIABILITIES NOT BEING ASSUMED . . . . . . . . . . . . . . . . . 4
     2.01   Liabilities Not Assumed. . . . . . . . . . . . . . . . . . . . . . 4
     2.02   Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE III    PURCHASE PRICE. . . . . . . . . . . . . . . . . . . . . . . . . 6
     3.01   Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     3.02   Payment of Purchase Price. . . . . . . . . . . . . . . . . . . . . 6
     3.03   Payment of Customer Liability. . . . . . . . . . . . . . . . . . . 6

ARTICLE IV     THE CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     4.01   The Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     4.02   SunTech's Deliveries at the Closing. . . . . . . . . . . . . . . . 6
     4.03   TNS's Deliveries at the Closing. . . . . . . . . . . . . . . . . . 6

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF SUNTECH . . . . . . . . . . . 7
     5.01   Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     5.02   Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     5.03   No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     5.04   Governmental Authorities . . . . . . . . . . . . . . . . . . . . . 8
     5.05   Financial Statements . . . . . . . . . . . . . . . . . . . . . . . 8
     5.06   No Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . 8
     5.07   Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . 8
     5.08   Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     5.09   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     5.10   Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     5.11   Proprietary Rights . . . . . . . . . . . . . . . . . . . . . . . .10
     5.12   Compliance with Applicable Laws. . . . . . . . . . . . . . . . . .11

     5.13   Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . . .11
     5.14   Employees; Employee Benefit Plans. . . . . . . . . . . . . . . . .11
     5.15   Labor Matters. . . . . . . . . . . . . . . . . . . . . . . . . . .11
     5.16   Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     5.17   Acquisition of TNS Common Stock. . . . . . . . . . . . . . . . . .11
     5.18   Programs . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

ARTICLE VI     REPRESENTATIONS AND WARRANTIES OF TNS . . . . . . . . . . . . .12
     6.01   Corporate Organization . . . . . . . . . . . . . . . . . . . . . .12
     6.02   Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . .12
     6.03   No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     6.04   Governmental Authorities . . . . . . . . . . . . . . . . . . . . .13
     6.05   SEC Documents; Financial Statements. . . . . . . . . . . . . . . .13
     6.06   No Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . .14
     6.07   Absence of Certain Changes . . . . . . . . . . . . . . . . . . . .14
     6.08   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
     6.09   Compliance with Applicable Laws. . . . . . . . . . . . . . . . . .14
     6.10   Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

ARTICLE VII COVENANTS OF SUNTECH PENDING THE CLOSING . . . . . . . . . . . . .15
     7.01   Conduct of the Business. . . . . . . . . . . . . . . . . . . . . .15
     7.02   Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . .15

ARTICLE VIII   COVENANTS OF SUNTECH AND TNS. . . . . . . . . . . . . . . . . .15
     8.01   Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . .15
     8.02   Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     8.03   Audit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

ARTICLE IX     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF TNS. . . . . . . . .17
     9.01   Representations and Warranties; Performance. . . . . . . . . . . .17
     9.02   Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . .17
     9.03   Registration Rights Agreements . . . . . . . . . . . . . . . . . .17
     9.04   Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     9.05   Injunctions. . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     9.06   Further Documentation. . . . . . . . . . . . . . . . . . . . . . .18

ARTICLE X      CONDITIONS PRECEDENT TO THE
               OBLIGATIONS OF SUNTECH. . . . . . . . . . . . . . . . . . . . .18
     10.01  Representations and Warranties; Performance. . . . . . . . . . . .18
     10.02  Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . .18
     10.03  Registration Rights Agreement. . . . . . . . . . . . . . . . . . .18
     10.04  Issuance of TNS Common Stock . . . . . . . . . . . . . . . . . . .18

     10.05  Injunctions. . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     10.06  Further Documentation. . . . . . . . . . . . . . . . . . . . . . .19

ARTICLE XI     COMPETITION AND NON-SOLICITATION. . . . . . . . . . . . . . . .19
     11.01  Duration and Scope . . . . . . . . . . . . . . . . . . . . . . . .19
     11.02  Prohibited Activities. . . . . . . . . . . . . . . . . . . . . . .19
     11.03  Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     11.04  Intent of Parties. . . . . . . . . . . . . . . . . . . . . . . . .19

ARTICLE XII INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . .20
     12.01  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . .20
     12.02  Limitation . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     12.03  Claims by Third Parties. . . . . . . . . . . . . . . . . . . . . .20

ARTICLE XIII   MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . . .21
     13.01  Amendment and Modification . . . . . . . . . . . . . . . . . . . .21
     13.02  Waiver of Compliance; Consents . . . . . . . . . . . . . . . . . .21
     13.03  Investigations; Survival of Representations and Warranties . . . .21
     13.04  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
     13.05  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     13.06  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     13.07  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     13.08  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .23
     13.09  Time of Essence. . . . . . . . . . . . . . . . . . . . . . . . . .23
     13.10  Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . . .23
     13.11  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . .23
     13.12  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     13.13  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .23

                                  ASSET PURCHASE
                                    AGREEMENT

     THIS ASSET PURCHASE AGREEMENT ("Agreement") is made as of February 27, 1998 by and between Transaction Network Services, Inc., a Delaware corporation ("TNS") and SunTech Processing Systems, LLC, a Texas limited liability company ("SunTech").

                                    RECITALS:

     SunTech is engaged, among other things, in the business of providing third-party transaction processing services for automated teller machines and developing additional payment systems technology for automated teller machines (the "Business"). SunTech desires to sell and TNS desires to purchase from SunTech certain of the assets used by SunTech in connection with the Business upon and subject to the terms set forth herein (the "Sale").

     NOW THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants herein contained, the parties hereto agree as follows:


                                      ARTICLE I
                                  PURCHASE AND SALE

     1.01 Assets Purchased. Subject to the terms hereof, TNS agrees to purchase from SunTech, and SunTech agrees to sell to TNS the following assets (the "Assets") free and clear of all liabilities, security interests, leases, liens and encumbrances whatsoever other than those liabilities, leases and encumbrances assumed by TNS as expressly described herein:

          (a) All equipment, inventory and other tangible personal property identified on Schedule 1.01(a) hereto.

          (b) All computer programs (excluding those programs related solely to the low-end automated teller machines), products and components used in connection with the Smart Modem 1000, the Host-Interface Processor and the processing system used in the Business and more particularly identified on
Schedule 1.01(b) hereto, including all copyrights (including rights in the structure, sequence and organization of the Programs, all screen layouts, command sequences and user interfaces), copyright registrations, copyright applications and patent rights (including, without limitation, issued patents, applications, divisions, continuations and continuations-in-part, reissues, patents of addition, utility models and inventors' certificates) on such programs, products and components and related software ("Programs"). The Programs shall include (i) all present and predecessor versions of the above programs and any versions currently under development and related source and object code and all right to manufacture, use and sell the same and (ii) all rights, claims and causes of action, if any, arising out of any employment, non-competition, confidentiality or other similar agreement, obligation or understanding between, or arising out of, any person's existing or former employment, contractor or consultant relationship with SunTech, to the extent that such rights relate to the programs described above.

          (c) All existing specifications and documents for the use and maintenance of the Programs (excluding those programs related solely to the low-end automated teller machines), including but not limited to, all user guides, installation guides, systems listings, narrative descriptions, file layouts, logic flow diagrams, source and load modules, output reports, test or other data, test programs and other necessary information that is owned, used or held by SunTech with respect to the Programs ("Documentation").

          (d) All right, title, interest and benefit of SunTech in, to and under all contracts, agreements, leases and licenses entered into with respect to the Business prior to the closing, including the contracts, agreements, leases and licenses identified on Schedule 1.01(d) hereto (the "Assigned Rights").

          (e) All right, title and interest of SunTech in and to: all patents, registered or unregistered tradenames, trademarks and servicemarks and registered or unregistered copyrights and applications therefor and goodwill associated therewith ("Rights") owned by SunTech and all trade secrets, proprietary information, concepts, designs, drawings, plans and know-how, inventions and inventors' notes relating to the Programs, the Documentation or, to the extent transferable, the Business and more particularly identified on
Schedule 1.01(e) hereto (collectively, the "Proprietary Rights");

          (f) All rights, claims and causes of action arising out of any employment, non-competition, confidentiality or other similar agreement, obligation or understanding between, or arising out of, any person's existing or former employment, contractor or consulting relationship with SunTech to the extent that such rights relate to the Programs or the Proprietary Rights.

          (g) All of SunTech's books and records relating to the Business prior to the Closing, including, but not limited to, all lists of customers and mailing lists, all sales materials and records, all original contracts and all collections and credit records and related materials.

          (h) All of SunTech's customer accounts receivable as shown on the Balance Sheet attached as Schedule 1.01(h) hereto, as adjusted to show the balance as of the Closing.

          (i) An amount in cash equal to the liability shown as "due to customer" ("Customer Liability") on the Balance Sheet attached as Schedule 1.01(h) hereto, as adjusted to show the balance as of the Closings, as such liability is described in Section 5.06. The parties intend that the amount of such cash and the corresponding liabilities will be equal.

     1.02 Exclusion of Liabilities.  Except as expressly provided in
Section 1.04 and the Assumption Agreement, TNS is not assuming any liabilities of SunTech.

     1.03 General Assignment. At the Closing, SunTech shall execute a Assignment Agreement, substantially in the form of Exhibit 1 hereto.

     1.04 Assumption Agreement. At the Closing, TNS shall assume, and agree to pay, perform, fulfill and discharge, the obligations and liabilities of SunTech identified on Schedule 1.04 attached hereto. At the Closing, TNS shall execute an Assumption Agreement, substantially in the form of Exhibit 1 hereto.

     1.05 Hiring Employees.   At the Closing, TNS shall offer employment
to all persons who are employees of the Business at the Closing (including any employees on leave, disability or workmen's compensation) or are subject to outstanding employment offers from SunTech at the Closing. All such offers shall be for pay and benefits equivalent to that received by comparable TNS employees as of the Closing. Such offers and the benefits to be provided to the Assumed Employees (defined below) shall recognize the date of hire and time of service with SunTech for all purposes. All employees accepting such offers are referred to herein as "Assumed Employees" and their employment with TNS will be deemed to have commenced immediately after 11:59 p.m. Dallas local time, on the Closing Date.

     1.06 Excluded Assets.  Notwithstanding the assets listed in Section
1.01 above, SunTech is not selling, and TNS is not purchasing pursuant to this Agreement, and the term "Assets" shall not include, any of the following assets (the "Excluded Assets"):

          (a) any of SunTech's title to, interest in or rights with respect to any real property other than SunTech's office lease;

          (b) any of SunTech's cash, marketable or other securities, commercial paper and cash equivalents or other investments (collectively "Cash"), on hand or in bank accounts, and all of SunTech's bank accounts, excluding any Cash that is equal to the Customer Liability;

          (c) any computers not used primarily in the Business, and any software embodied in any such computers, any communication or data network systems not used primarily in the Business, and any other equipment used to support the Business but not located at SunTech's office lease facilities;

          (d) any other assets of SunTech not identified in Section 1.01 or in the Schedules referred to therein;

          (e)  any insurance policies relating to the Business; and

          (f) all corporate, accounting, franchise, sales and income tax records of SunTech and other records and files not relating primarily to the Business, provided, however, that SunTech agrees to provide TNS with copies of the records at the Closing.

     1.07 Determination as to Mixed Use Assets.   [Intentionally omitted]

     1.08 Bill of Sale. At the Closing, SunTech shall execute a Bill of Sale, substantially in the form of Exhibit 1 hereto.

     1.09 Registration Rights Agreements. At the Closing, TNS and SunTech shall execute a Registration Rights Agreement, substantially in the form of
Exhibit 2 hereto

     1.10 Further Assurances.

          (a) After the Closing, SunTech and TNS shall take such other action and execute and deliver such other documents as may be reasonably requested by TNS or SunTech from time to time to effectuate, facilitate and confirm the transfer of the Assets to TNS.

          (b) SunTech has provided TNS with a list of all of the customers of the Business. The parties acknowledge that SunTech prior to the Closing will not request the consent of its customers with respect to customer contracts included among the Assigned Rights, except the SunTech Processing Agreement between SunTech and Bank One, Utah, N.A., dated May 20, 1997 (the "Bank One Agreement"). Following the Closing, SunTech will use its best efforts to assist TNS in obtaining all required consents with respect to such customer contracts included among the Assigned Rights. If any such required consent cannot be obtained, there shall be no adjustment to the Purchase Price, and SunTech will enter into such subcontracts, sublicenses, subleases, management agreements or other similar arrangements with TNS as are reasonably necessary to provide TNS with the benefit of such Assigned Rights. SunTech makes no representation or warranty whatsoever as to whether any consent from a customer can or will be obtained or what conditions or requirements, if any, may be attached to such customer's consent.


                                     ARTICLE II
                           LIABILITIES NOT BEING ASSUMED

     2.01 Liabilities Not Assumed. SunTech agrees that, except as expressly assumed pursuant to Section 1.04, TNS will not assume or pay any debts, liabilities or obligations of SunTech and, without limiting the generality of the foregoing, will not assume or pay:

          (a) any obligations or liabilities to persons providing services to SunTech prior to the Closing, whether as contractors or consultants of SunTech ("SunTech Contractors");

          (b) any obligation or liabilities of SunTech to third parties, including, without limitation, any contingent liabilities based upon SunTech's failure to perform any agreement, contract, commitment or lease in accordance with its terms prior to the Closing;

          (c) any income or franchise tax liabilities (and any interest or penalties relating thereto) of SunTech based upon income or gain derived from the Business;

          (d) any liabilities or obligations incurred by SunTech after the Closing and not created, directly or indirectly, by TNS or the Business;

          (e) any claim, regardless of when made or asserted, arising out of or is based upon negligence, strict liability or the breach of any express or implied representation, warranty, agreement or guarantee made by SunTech in connection with any product sold or service provided by or on behalf of SunTech prior to Closing, or which is imposed or asserted to be imposed by operation of law, in connection with any product sold or service provided by or on behalf of SunTech prior to Closing;

          (f) any obligations or liabilities with respect to any federal, state or local law or regulation, or any right of any employee or third party, arising out of the generation, storage, use, transportation, discharge or disposal of any hazardous waste or hazardous substance connected with the Business prior to the Closing.

     2.02 Indemnity.

          (a)  The liabilities and obligations retained by SunTech pursuant to
Section 2.01, including, without limitation, items (a) through (f) above, are collectively referred to herein as the "Retained Liabilities." SunTech hereby indemnifies and agrees to hold TNS harmless from, against and in respect of (and on demand shall reimburse TNS for) any loss, liability, cost or expense, including, without limitation, reasonable attorneys' fees (collectively, a "Loss") suffered or incurred by TNS by reason of the failure of SunTech to pay or discharge any Retained Liabilities when the same shall become due and payable. SunTech may assume at its expense the defense of any claim asserted against TNS with respect to the Retained Liabilities if it agrees in writing that it is obligated hereunder to indemnify and hold TNS harmless in accordance with this Section 2.02(a).

          (b)  The liabilities and obligations assumed by TNS pursuant to
Section 1.04 and the Assumption Agreement are collectively referred to herein as the "Assumed Liabilities." TNS hereby indemnifies and agrees to hold SunTech harmless from, against and in respect of (and on demand shall reimburse SunTech for) any Loss suffered or incurred by SunTech by reason of the failure of TNS to pay or discharge any Assumed Liabilities when the same shall become due and payable after the Closing. TNS may assume at its expense the defense of any claim asserted against SunTech with respect to the Assumed Liabilities if it agrees in writing that it is obligated hereunder to indemnify and hold SunTech harmless in accordance with this Section 2.02(b).

                                    ARTICLE III
                                   PURCHASE PRICE

     3.01 Purchase Price.

          (a) The purchase Price for the Assets is Seventeen Million, Five Hundred Thousand Dollars ($17,500,000), composed of (a) Twelve Million, Two Hundred Fifty Thousand Dollars ($12,250,000) payable by certified check or other immediately available funds (the "Cash Purchase Price") at the Closing and (b) that number of shares of TNS common stock, par value $.01 per share (the "TNS Common Stock"), determined by dividing Five Million, Two Hundred Fifty Thousand Dollars ($5,250,000) by the average of the closing prices for the TNS Common Stock, as reported by the Nasdaq Stock Market, Inc., for the ten trading days immediately preceding the Closing (the "Share Purchase Price") as shown on
Schedule 3.01(a).

     3.02 Payment of Purchase Price.  TNS shall

          (a) pay SunTech the Cash Purchase Price at the Closing, and

          (b) deliver certificates for the Share Purchase Price within 10 business days after the Closing.

     3.03 Payment of Customer Liability. SunTech shall deliver to TNS control over those bank accounts listed on Schedule 3.03 which include cash in an amount equal to the Customer Liability.


                                   ARTICLE IV
                                   THE CLOSING

     4.01 The Closing. Subject to the terms and conditions set forth herein, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of UICI, 4001 McEwen, Suite 200, Dallas, Texas at 10:00 a.m. on Friday, February 27, 1998, or at such other place or places and at such other time as the parties may agree (the "Closing Date").

     4.02 SunTech's Deliveries at the Closing. SunTech shall deliver or cause to be delivered to TNS at the Closing, the Bill of Sale, Assignment and Assumption Agreement and the Registration Rights Agreement, each as provided for in Article I.

     4.03 TNS's Deliveries at the Closing. TNS shall deliver or cause to be delivered to SunTech, the following:

          (a) at the Closing, a certified check or wire transfer payable to the order of SunTech in the amount of the Cash Purchase Price.

          (b) within 10 business days after the Closing, a certificate for the number of shares of TNS Common Stock determined pursuant to Section 3.02.

          (c) at the Closing, the Bill of Sale, Assignment and Assumption Agreement and the Registration Rights Agreement, each as provided for in Article I.


                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF SUNTECH

     SunTech hereby represents and warrants to TNS the following, except as stated in the disclosure schedule attached hereto as Exhibit 3 (the "SunTech Disclosure Schedule").

     5.01 Organization. SunTech is a limited liability company duly organized and validly existing under the laws of Texas and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; SunTech is duly qualified or licensed to do business as a foreign limited liability company in each jurisdiction set forth on the SunTech Disclosure Schedule, which are the only jurisdictions in which such qualification or authorization is required by law and in which failure so to qualify or be authorized could have a material adverse effect on
(a) the Business or (b) the business, properties, condition (financial or otherwise), results of operations or prospects of SunTech. SunTech has no subsidiaries nor does it own any interest in any corporation, partnership, joint venture, limited liability company, trust or other entity. UICI and Sun Communications, Inc. (collectively, the "Members") own all of the equity interest in SunTech.

     5.02 Authorization. SunTech has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and the transactions contemplated hereby have been duly authorized and approved by the requisite vote or consent of the Members. SunTech has completed all other necessary actions to authorize and approve this Agreement and the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of SunTech, enforceable against it in accordance with its terms.

     5.03 No Violation. Neither SunTech nor any of its properties is subject to or obligated under any law, rule or regulation of any governmental authority, or any order, writ, injunction or decree, or any agreement, instrument, license, franchise or permit, which would be breached or violated by entering into this Agreement or, subject to the consent of third parties to those leases and contracts being assigned that require prior consent, the consummation of the transactions contemplated hereby. Entering into this Agreement and, subject to the consent of third parties to those leases and contracts being assigned that require prior consent, the consummation of the transactions contemplated hereby do not and will not conflict with, result in a breach or violation of, or a default under (a) SunTech's certificate of organization, limited liability company agreement, charter, bylaws or other organizational documents, (b) any obligation under any mortgage, lease, agreement or instrument applicable to SunTech or any of its properties or (c) any law, rule, regulation, judgment, order or decree of any government or governmental or regulatory authority or court having jurisdiction over SunTech or any of its properties.

     5.04 Governmental Authorities. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to SunTech in connection with entering into this Agreement or the consummation of the transactions contemplated hereby, except for such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on (i) SunTech's ability to consummate the transactions hereunder, (ii) the Business or (iii) the business, properties, condition (financial or otherwise), results of operations or prospects of SunTech.

     5.05 Financial Statements.

          (a) SunTech has made available to TNS true and complete copies of SunTech's unaudited financial statements for the year ended December 31, 1997 (the "SunTech Financial Statements") attached hereto as Schedule 5.05(a). The SunTech Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of SunTech as of their date and the results of operations and cash flows for the period then ended.

          (b) SunTech has provided to TNS the unaudited balance sheet, and related unaudited statements of income and cash flows, for SunTech for the month ended January 31, 1998 (the "SunTech Unaudited Financial Statements") attached hereto as Schedule 1.01(h). The SunTech Unaudited Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis for the period involved (except as may be indicated in the notes thereto) and fairly present the financial position of SunTech as of its date and the results of operations and cash flows for the period then ended, subject to the absence of complete footnotes thereto. For purposes of this Agreement, the unaudited balance sheet of SunTech at January 31, 1998, including the notes thereto, is hereinafter referred to as the "SunTech Balance Sheet."

     5.06 No Undisclosed Liabilities. Except for (a) liabilities and obligations disclosed in the SunTech Disclosure Schedule and (b) liabilities and obligations incurred in the ordinary course of business since the date of the SunTech Balance Sheet and the obligations expressly set forth in this Agreement, neither SunTech nor any of its properties is subject to any material liability or obligation (absolute, accrued, contingent or otherwise) which was not fully reflected or reserved against in the SunTech Balance Sheet. As of the date of this Agreement, SunTech owes $420,510.31 with respect to the Customer Liability.

     5.07 Absence of Certain Changes. Except as disclosed in the SunTech Disclosure Schedule or as contemplated or permitted by this Agreement, since the date of the SunTech Balance

Sheet there has not been: (a) any material adverse change in (i) the Business or (ii) the business, properties, condition (financial or otherwise), operations or prospects of SunTech; (b) any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting (i) the Business or (ii) the business or properties of SunTech; (c) any transaction by SunTech not in the ordinary course of business materially adversely affecting (i) the Business or
(ii) SunTech; or (d) any understanding or agreement, whether in writing or otherwise, to take any action described in this Section 5.07.

     5.08 Assets.

          (a) SunTech has good and marketable title to the Assets free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character. The Assets, other than the network services to be furnished by TNS, constitute all of the assets reasonably necessary for TNS to conduct the Business as it is currently conducted.

          (b) All the material machinery, equipment, inventory and other tangible personal property included in the Assets are, and at Closing will be, in good operating condition and repair (excepting normal wear and tear and any need for ordinary, routine maintenance and repairs), are usable in the regular and ordinary course of conduct of the Business and are in the possession of SunTech. No person other than SunTech owns any tangible assets which are currently used in the operation of the Business, except for leased items disclosed in the SunTech Disclosure Schedule and for items of immaterial value.

          (c) SunTech has full and exclusive right, title and interest in and to the Programs, Documentation and Proprietary Rights, free and clear of all claims, liens, encumbrances or licenses. SunTech has the right to bring actions for infringement of the Programs, the Documentation and the Proprietary Rights, and none of the Proprietary Rights infringe the rights of any other person. SunTech has taken reasonable action to maintain as trade secrets the source codes and all other proprietary portions of the Programs. Except as set forth in the SunTech Disclosure Schedule, no source or object code of any software included in the Programs is subject to escrow. Notwithstanding the foregoing, SunTech notifies TNS that none of the Programs, Documentation and Proprietary Rights is protected by any patents or registered trademarks.

          (d) Schedule 1.01(d) hereto sets forth a list of all of the Assigned Rights. The Assigned Rights include all of SunTech's contracts and agreements with all of the customers of the Business. Each of the Assigned Rights is in full force and effect and, except as expressly set forth in the SunTech Disclosure Schedule, (i) none of the Assigned Rights has been modified, amended, cancelled or terminated; (ii) neither SunTech nor any other party to any of the Assigned Rights, is in material default of any of its respective obligations thereunder; (iii) no notice has been given or received by SunTech under any of the Assigned Rights alleging a default by the recipient of such notice or a claim or offset against the enforcement of such recipient's rights under any of such Assigned Rights; and (iv) except as stated in the applicable contracts and leases, no consent or approval of the other party under any of the Assigned Rights or of any other party is required to permit the transactions contemplated by this Agreement, and such transactions will not conflict with, or result in any breach or violation of or default under, any of the Assigned Rights, entitle the other party to cancel or terminate the same or otherwise materially adversely affect the rights of SunTech or TNS thereunder. The copies of the Assigned Rights that have heretofore been delivered or made available to TNS are true, complete and correct copies of the Assigned Rights and reflect and constitute the entire agreement between the parties thereto with respect to the matters covered thereby.

     5.09 Litigation. There is no investigation, suit, action, proceeding or claim pending, threatened or, to the best knowledge of SunTech, contemplated, which would materially and adversely affect (a) the Business or (b) the business, properties, condition (financial or otherwise), results of operations or prospects of SunTech. Neither SunTech nor any of its properties or assets is subject to any judgment, injunction or decree that materially and adversely affects (a) the Business or (b) the business, properties, condition (financial or otherwise), results of operations or prospects of SunTech. TNS is advised that Sun Communications, Inc., one of SunTech's Members, has filed a lawsuit against SunTech and Cash Delivery Systems, L.L.C., in Case No. DV98-01051, in the 14th Judicial District Court, Dallas County, Texas, styled Sun Communications, Inc. v. SunTech Processing Systems, L.L.C. and Cash Delivery Systems, a copy of which pleadings have been provided to TNS.

     5.10 Tax Matters. SunTech has, and by the Closing will have, paid or otherwise discharged all Taxes which are due and which, if not paid or discharged, would materially adversely affect (a) title to the Assets or (b) the Business. For purposes of this Agreement, "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges (including interest, penalties or additions associated therewith) (including, without limitation, federal, state, city, county, local, foreign, or other income, franchise, capital, withholding, real or tangible property, employment, unemployment compensation, transfer, sales, use, excise and all other taxes of any kind) imposed by the United States or any state, city, county, country or foreign government or subdivision or agency thereof, whether disputed or not.

     5.11 Proprietary Rights. The SunTech Disclosure Schedule accurately identifies all Programs and all Rights licensed to SunTech by third parties, the ownership as well as the registered or unregistered status of all the foregoing being separately stated. The Programs, Documentation and Proprietary Rights, together with all Rights licensed to SunTech by third parties are adequate for the conduct of the Business. No Member, manager, officer, or SunTech Contractor or Assumed Employee owns, directly or indirectly, any interest in (a) any Program, Documentation or Proprietary Rights, or (b) any Rights, which infringe upon, conflict with, or relate to any Program, Documentation or Proprietary Rights. SunTech has not granted any license or other similar right to a third party with respect to any Program, Documentation or Proprietary Rights. With the exception of Richard Schappel, all persons who have had access to the source code or other trade secrets contained in and regarding the Programs, Documentation or Proprietary Rights have executed a non-disclosure agreement with SunTech. Notwithstanding the foregoing, SunTech notifies TNS that none of the Programs, Documentation and Proprietary Rights is protected by any patents or registered trademarks.

     5.12 Compliance with Applicable Laws. SunTech in compliance with all federal, state or local laws, statutes, ordinances, regulations, orders, decrees and judgments applicable to it, the enforcement of which, if any one were not in compliance, would have a materially adverse affect on (a) the Business or (b) the business, properties, condition (financial or otherwise), results of operations or prospects of SunTech.

     5.13 Accounts Receivable.  Except as set forth in the SunTech
Disclosure Schedule, the accounts receivable reflected on the SunTech Balance Sheet with respect to the Business arose from bona fide transactions in the ordinary course of business (except for amounts which are not, individually or in the aggregate, material).

     5.14 Employees; Employee Benefit Plans.  The SunTech Disclosure
Schedule contains a true and complete list identifying each Assumed Employee, each such person's position with SunTech and the compensation currently payable to each such persons. All Assumed Employees are contracted for use by SunTech from UICI and such employees will be offered employment by TNS as described in
Section 1.05 above. All employee benefit plans or other material arrangements under which the Assumed Employees are currently entitled to receive benefits are accurately identified in the SunTech Disclosure Schedule.

     5.15 Labor Matters. SunTech has complied in all material respects with the Occupational Safety and Health Act, the regulations promulgated thereunder and all other applicable federal, state, local and foreign laws relating to the employment of labor, including any provisions thereto relating to wages, bonuses, collective bargaining, equal opportunity, equal pay and the payment of social security and similar payroll taxes. No Assumed Employee is on strike nor has threatened to strike. Except as set forth in the SunTech Disclosure Schedule, no unfair labor practice charges are pending or are threatened or contemplated against SunTech.

     5.16 Brokers. No broker or finder has, as a representative of SunTech, been employed by SunTech or has any interest in this Agreement or the transactions contemplated hereby.

     5.17 Acquisition of TNS Common Stock.  SunTech is acquiring the TNS
Common Stock for SunTech's own account, for investment purposes only and without any view to resell or effect any distribution of such TNS Common Stock, other than as contemplated by the Registration Rights Agreement. SunTech has been fully informed as to the circumstances under which SunTech is required to take and hold such TNS Common Stock pursuant to the requirements of the Securities Act of 1933 (the "Securities Act") and applicable state securities laws, and that SunTech may have to continue to bear the economic risk of such TNS Common Stock indefinitely. SunTech has been informed that such TNS Common Stock may not be transferred or otherwise disposed of unless the TNS Common Stock is registered or an exemption from such registration is available, as determined by TNS. SunTech is an "accredited investor" (as defined under Regulation D of the Securities Act) and is otherwise qualified under state and federal securities laws to receive TNS Common Stock pursuant to this Agreement. TNS acknowledges that SunTech may distribute the TNS Common Stock to its Members in compliance with the applicable securities laws.

     5.18 Programs. SunTech has successfully inspected and tested the Programs to determine if they contain threats known as software viruses, salamis, time bombs, logic bombs, trojan horses, trapdoors or other malicious computer instructions, intentional devices or techniques that can or were designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable or shut down the use of such Programs or a computer system or any component of such computer system, including its security or user data ("Disabling Devices"), and the Programs are free and clear of and contain no Disabling Devices. The Programs are designed to ensure year 2000 compatibility, which shall include, but not be limited to, (a) properly processing data containing dates beyond 1999, (b) date data century recognition, (c) calculations that accommodate same century and multi-century formulas, (d) date values and date data interface values that reflect the century, (e) the ability to manage and manipulate data involving dates, including single century and multi-century formulas, and will not cause an abnormally ending scenario within the application or result in the generation of incorrect values involving such dates, (f) ensuring that date-related user interface functions and data fields include the indication of the century, (g) ensuring that all date-related functions will include an indication of the century and (h) ensuring that year 2000 will be recognized as a leap year.


                                    ARTICLE VI
                      REPRESENTATIONS AND WARRANTIES OF TNS

     TNS hereby represents and warrants to SunTech the following, except as stated in the disclosure schedule attached hereto as Exhibit 4 (the "TNS Disclosure Schedule").

     6.01 Corporate Organization. TNS is a corporation duly organized and validly existing under the laws of Delaware and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; TNS is duly qualified or licensed to do business as a foreign corporation in each jurisdiction set forth on the TNS Disclosure Schedule, which are the only jurisdictions in which such qualification or authorization is required by law and in which failure so to qualify or be authorized could have a material adverse effect on the business, properties, condition (financial or otherwise), results of operations or prospects of TNS and its subsidiaries considered as a consolidated entity.

     6.02 Authorization. TNS has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of TNS (the "TNS Board") has duly authorized and approved the execution and delivery of this Agreement and the transactions contemplated hereby. TNS has completed all other necessary actions to authorize and approve this Agreement and the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of TNS, enforceable against TNS in accordance with its terms.

     6.03 No Violation. Neither TNS or any of its properties nor any subsidiary or any of its properties, is subject to or obligated under any law, rule or regulation of any governmental authority, or any order, writ, injunction or decree, or any agreement, instrument, license, franchise or permit, which would be breached or violated by the performance of this Agreement and the consummation of the transactions contemplated hereby. The performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, result in a breach or violation of, or a default under (a) TNS's certificate of incorporation or bylaws, (b) any obligation under any mortgage, lease, agreement or instrument applicable to TNS or any of its properties or any subsidiary or any of its properties or (c) any law, rule, regulation, judgment, order or decree of any government or governmental or regulatory authority or court having jurisdiction over TNS or any of its properties or any subsidiary or any of its properties.

     6.04 Governmental Authorities. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to TNS in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (a) such disclosures, filings, statements and reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise as may be required in connection with this Agreement and the transactions contemplated hereby to be filed with the Securities and Exchange Commission ("SEC") and (b) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on TNS's ability to consummate the transactions hereunder.

     6.05 SEC Documents; Financial Statements.

          (a) TNS has made available to SunTech true and complete copies of all the documents (other than preliminary material) filed by TNS with the SEC since January 1, 1997 (collectively, and including all exhibits and schedules thereto and documents incorporated by reference therein, the "TNS SEC Documents"). As of their respective filing dates, all TNS SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and none of the TNS SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of TNS and its subsidiaries included or incorporated by reference in the TNS SEC Documents (collectively, the "TNS Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of TNS and its subsidiaries as of their respective dates and the consolidated results of their operations and cash flows for the periods then ended, subject, in the case of any unaudited interim financial statements, to the absence of complete footnotes thereto.

          (b) TNS has provided to SunTech the unaudited consolidated balance sheet, and related unaudited consolidated statements of income and cash flows, for TNS for the quarter ended September 30, 1997 (collectively, the "TNS September Financial Statements"). The TNS September Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis for the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of TNS and its subsidiaries as of its date and the consolidated results of their operations and cash flows for the periods then ended, subject to the absence of complete footnotes thereto. For purposes of this Agreement, the unaudited consolidated balance sheet of TNS and its subsidiaries at September 30, 1997, including the notes thereto, is hereinafter referred to as the "TNS Balance Sheet."

     6.06 No Undisclosed Liabilities. Except for (a) liabilities and obligations disclosed in the TNS Disclosure Schedule and (b) liabilities and obligations incurred in the ordinary course of business since the date of the TNS Balance Sheet and the obligations expressly set forth in this Agreement, neither TNS nor any subsidiary nor any of their respective properties is subject to any material liability or obligation (absolute, accrued, contingent or otherwise) which was not fully reflected or reserved against in the TNS Balance Sheet.

     6.07 Absence of Certain Changes.  Except as disclosed in the TNS
Disclosure Schedule or as contemplated or permitted by this Agreement, since the date of the TNS Balance Sheet there has not been: (a) any material adverse change in the business, properties, condition (financial or otherwise), operations or prospects of TNS and its subsidiaries considered as a consolidated entity; (b) any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the business or properties of TNS and its subsidiaries considered as a consolidated entity; (c) any transaction by TNS or any subsidiary, not in the ordinary course of business, materially adversely affecting TNS and its subsidiaries considered as a consolidated entity; or (d) any understanding or agreement, whether in writing or otherwise, to take any action described in this Section 6.07.

     6.08 Litigation. There is no investigation, suit, action, proceeding or claim pending, threatened or, to the best knowledge of TNS, contemplated, which would materially and adversely affect the business, properties, condition (financial or otherwise), results of operations or prospects of TNS and its subsidiaries considered as a consolidated entity. Neither TNS nor any subsidiary nor any of their respective properties or assets is subject to any judgment, injunction or decree that materially and adversely affects the business, properties, condition (financial or otherwise), results of operations or prospects of TNS and its subsidiaries considered as a consolidated entity.

     6.09 Compliance with Applicable Laws. TNS and each of its subsidiaries are in compliance with all federal, state or local laws, statutes, ordinances, regulations, orders, decrees and judgments applicable to them, the enforcement of which, if any one were not in compliance, would have a materially adverse affect on the business, properties, condition (financial or otherwise), results of operations or prospects of TNS and its subsidiaries considered as a consolidated entity.

     6.10 Brokers. No broker or finder has, as a representative of TNS, been employed by TNS or has any interest in this Agreement or the transactions contemplated hereby.


                                   ARTICLE VII
                               COVENANTS OF SUNTECH
                               PENDING THE CLOSING

     7.01 Conduct of the Business. Pending the Closing, in order to maintain the current status quo, and except as otherwise expressly consented to or approved in writing by TNS, SunTech covenants and agrees with TNS as follows. Any consent or approval requested by SunTech shall be subject to the sole discretion of TNS.

          (a) SunTech shall not: (i) effect any material change to the Business; (ii) enter into, terminate, modify or waive any agreement, understanding, commitment, relationship or transaction with respect to the Business except in the ordinary course of business consistent with past practices; (iii) amend, terminate, modify or waive any Assigned Right; or (iv) sell, lease, grant a license with respect to or otherwise encumber or dispose of any of the Assets except in the ordinary course of business consistent with past practices.

          (b) SunTech shall: (i) operate the Business diligently, in good faith and in the ordinary course of business, consistent with past practices; and (ii) use its reasonable efforts to preserve the its Business, goodwill and business relationships, including its current relationships with the Assumed Employees.

     7.02 Best Efforts. SunTech shall use its best efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under this Agreement, applicable laws and regulations to enable, consummate, make effective and evidence the transactions contemplated hereby.


                                   ARTICLE VIII
                           COVENANTS OF SUNTECH AND TNS

     8.01 Confidentiality.

          (a) Following the Closing, SunTech shall hold and shall cause its Members, attorneys, accountants or other agents or authorized representatives to hold, in strict confidence, and not disclose to any third party or use for any purpose without the express prior written consent of TNS, the confidential information provided to TNS in connection with entering into this Agreement and closing the transactions contemplated hereby, including the Programs, Documentation and Proprietary Rights, except (i) as may be required by applicable law, (ii) as such confidential information becomes public, other than due to a breach of this Agreement by SunTech or a breach of any other confidentiality agreement entered into in connection with the Closing, or (iii) as otherwise contemplated herein.

          (b) Until filed by TNS with the SEC following the Closing, without the express prior written consent of the other party, no party shall provide any person a copy of this Agreement or communicate to any person the contents of this Agreement, except to its Members, attorneys, accountants or other agents or authorized representatives on a need to know basis (all of whom shall have agreed to comply with the provisions of this Section 8.01), as required by applicable law or as otherwise contemplated herein.

          (c) The parties acknowledge that TNS intends to resell the processing portion of the Business, and in connection therewith TNS may disclose to prospective purchasers of such portion of the Business information subject to the foregoing confidentiality provisions, provided that TNS shall obtain a customary confidentiality agreement for the benefit of TNS and SunTech from such third party prior to making any such disclosures to such third party.

          (d) TNS and SunTech shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, neither party shall (and neither party shall permit any of its representatives to) issue any press release or to make any public statement regarding this Agreement or any of the transactions contemplated hereby, without the other party's prior consent, except that either party shall be permitted, without the consent of the other party, to make such disclosures if such disclosure is required to be made under applicable law.

     8.02 Access.

          (a) Following the Closing, TNS shall provide SunTech access at reasonable times to all of SunTech's books and records relating to the Business prior to the Closing (the "Records") necessary for SunTech to prepare financial statements and tax returns or other similar purposes and shall permit SunTech to duplicate or otherwise make copies of or to take extracts from the Records. TNS shall preserve the Records for at least three years from the date of the Closing at their current location or at some other reasonably convenient location. TNS shall advise SunTech in writing before TNS destroys the Records and offer to deliver the Records to SunTech.

          (b) Following the Closing, SunTech shall cooperate with TNS to assist in the transition in the operation of the Business and the preparation of audited financial statements with respect to the Business. SunTech shall provide such information and other assistance with respect to the Business as TNS shall reasonably request, including (i) providing TNS access at reasonable times to such of SunTech's employees, contractors or consultants who have information with respect to the operation of the Business prior to the Closing and with whom TNS reasonably needs to consult with respect to such operations and (ii) providing TNS access at reasonable times to the records described in Section 1.06(f). Further, SunTech shall cooperate with TNS in the resolution of any disputes relating to the Business based upon or arising from facts or event occurring prior to the Closing.

     8.03 Audit. TNS has stated that it may desire to have SunTech's financial statements audited. SunTech and UICI, the owner of the majority membership interest in SunTech, have agreed to cooperate in good faith with TNS and TNS' auditors in connection with such audit, provided that it is expressly understood and agreed that the all costs and expenses for such audit shall be borne by TNS. UICI uses Ernst and Young as its outside auditors. If desired by TNS, SunTech will make the appropriate introductions to a representative of Ernst & Young for purposes of TNS engaging Ernst & Young for the audit of SunTech desired by TNS. SunTech and UICI acknowledge that any audit performed pursuant to this Section 8.03 must be performed in an expeditious manner, and agree to cooperate with TNS so that such audit shall be completed within seventy-five (75) days of Closing.


                                    ARTICLE IX
                             CONDITIONS PRECEDENT TO
                              THE OBLIGATIONS OF TNS

     Each and every obligation of TNS under this Agreement to be performed at or before the Closing (except for its obligations with respect to confidentiality) shall be subject to the satisfaction, at or before the Closing, of each of the following conditions, except to the extent that TNS shall have waived such satisfaction:

     9.01 Representations and Warranties; Performance. Each of the representations and warranties made by SunTech herein shall be true and correct in all material respects as of the Closing with the same effect as though made at such time; and SunTech and the Members shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by such party prior to the Closing. SunTech shall have delivered to TNS a certificate certifying to the fulfillment of the foregoing conditions.

     9.02 Opinion of Counsel. TNS shall have received an opinion of counsel to SunTech, in form and substance reasonably satisfactory to TNS dated as of the date of the Closing, substantially to the effect set forth in Exhibit 5 hereto.

     9.03 Registration Rights Agreements. TNS and SunTech shall have executed the Registration Rights Agreement, substantially in the form of
Exhibit 2 hereto.

     9.04 Consents. Except as provided in Section 1.07(b), SunTech shall have obtained all consents required to consummate the transactions contemplated herein, including but not limited to any consents required under (a)SunTech's lease of the premises located at 12750 Merit Drive, Suite 1400, Dallas, Texas,
(b) the License Agreement between SunTech and Computer Associates International Inc. last signed by Computer Associates International Inc. on August 12, 1997, and (c) the Bank One Agreement.

     9.05 Injunctions. No injunction or restraining order shall be in effect to forbid or enjoin the consummation of this Agreement or the transactions contemplated hereby and no action shall be pending seeking such an injunction or restraining order.

     9.06 Further Documentation. TNS shall have received such further certificates and documents as shall be reasonably requested by TNS.


                                    ARTICLE X
                             CONDITIONS PRECEDENT TO
                            THE OBLIGATIONS OF SUNTECH

     Each and every obligation of SunTech under this Agreement to be performed at or before the Closing (except for its obligations with respect to confidentiality) shall be subject to the satisfaction, at or before the Closing, of each of the following conditions, except to the extent that SunTech shall have waived such satisfaction with respect to its obligations:

     10.01 Representations and Warranties; Performance. Each of the representations and warranties made by TNS herein shall be true and correct in all material respects as of the Closing with the same effect as though made at such time; and TNS shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by such party prior to the Closing. TNS shall have delivered to SunTech a certificate certifying to the fulfillment of the foregoing conditions.

     10.02 Opinion of Counsel. SunTech shall have received an opinion of counsel to TNS, in form and substance reasonably satisfactory to SunTech dated as of the date of the Closing, substantially to the effect set forth in Exhibit 6 hereto.

     10.03 Registration Rights Agreement. TNS and SunTech shall have executed the Registration Rights Agreement, substantially in the form of Exhibit 2 hereto.

     10.04 Issuance of TNS Common Stock. The shares of TNS Common Stock to be issued to SunTech pursuant to this Agreement when so issued (i) will be duly and validly authorized and issued, fully paid and nonassessable and (ii) will be duly listed on the Nasdaq National Market.

     10.05 Injunctions. No injunction or restraining order shall be in effect to forbid or enjoin the consummation of this Agreement or the transactions contemplated hereby and no action shall be pending seeking such an injunction or restraining order.

     10.06 Further Documentation. SunTech shall have received such further certificates and documents as shall be reasonably requested by SunTech.


                                    ARTICLE XI
                         COMPETITION AND NON-SOLICITATION


     11.01 Duration and Scope. SunTech shall not engage, in the United States, in any Prohibited Activities as defined in Section 11.02 for a period of two (2) years from the date of the Closing.

     11.02     Prohibited Activities.

          (a) SunTech shall not in any way, without TNS's prior written consent, either directly or indirectly, engage in, represent, furnish consulting services to or have an interest in, any business which competes with the Business as it exists on the date of the Closing.

          (b) SunTech shall not in any way, either directly or indirectly, whether for his own benefit or for the benefit of any other person, firm or company, either as a consultant, advisor, partner, co-venturer, shareholder, investor, lender of money, trustee, principal, agent or otherwise, induce or attempt to induce any customer which SunTech has provided services within the twelve (12) months prior to the Closing, or any affiliates, subsidiaries, parents or related entity thereof, to cease doing business in whole or in part with TNS.

          (c) SunTech further agrees that it shall not, in any way, either directly or indirectly, whether for their own benefit or for the benefit of any other person, firm or company, either as a consultant, advisor, partner, co-venturer, shareholder, investor, lender of money, trustee, principal, agent or otherwise, induce or attempt to induce any employee, contractor or consultant of TNS following the Closing to terminate such employment, contracting or consulting arrangements with TNS.

     11.03 Breach. If SunTech violates these restrictive covenants and TNS brings legal action for injunctive or other relief, then TNS shall not as a result of the time involved in obtaining the relief be deprived of the benefit of the full period of the restrictive covenants. In such a case, the restrictive covenants shall be deemed to have the duration specified above, computed from the date the relief is granted, but reduced by the time between when the period began to run and the date of the violation of the covenant.

     11.04 Intent of Parties. If any court of competent jurisdiction shall determine that any restriction contained in this Article XI is unenforceable, it is the intention of the parties that the restrictive covenants set forth herein shall not thereby be terminated, but shall be deemed amended to the extent required to render them valid and enforceable. Such amendment shall only apply to the operation of this Article in the jurisdiction of the court that has made the adjudication.


                                   ARTICLE XII
                                 INDEMNIFICATION

     12.01     Indemnification.

          (a) Subject to the limitations set forth in Section 12.02, SunTech hereby indemnifies, defends and holds harmless TNS and its permitted successors and assigns, officers, directors and shareholders (collectively, the "TNS Indemnitees") from and against, and shall reimburse each of the Indemnitees for, all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including interest, penalties, court costs and reasonable attorneys' fees and expenses, asserted against, resulting to, imposed upon or incurred by any of the TNS Indemnitees, directly or indirectly, with respect to (i) any misrepresentation or breach by SunTech of any representation, warranty, undertaking or covenant of SunTech contained herein, (ii) services rendered, or omissions made in such services, by SunTech under the Assigned Rights or in connection with the Business prior to the Closing and (iii) any other aspect of SunTech's operation of the Business prior to the Closing.

          (b) Subject to the limitations set forth in Section 12.02, TNS hereby indemnifies, defends and holds harmless SunTech and its permitted successors and assigns, Members, managers and officers (collectively, the "SunTech Indemnitees") from and against, and shall reimburse each of the Indemnitees for, all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including interest, penalties, court costs and reasonable attorneys' fees and expenses, asserted against, resulting to, imposed upon or incurred by any of the SunTech Indemnitees, directly or indirectly, with respect to (i) any misrepresentation or breach by TNS of any representation, warranty, undertaking or covenant of TNS contained herein, (ii) services rendered, or omissions made in such services, by TNS under the Assigned Rights or in connection with the Business after the Closing and
(iii) any other aspect of TNS's operation of the Business after the Closing.

     12.02 Limitation. A party shall only be entitled to make indemnity claims under this Article XII for claims which are $175,000 or more per occurrence. For purposes of this Section 12.02, any series of related or connected events shall be deemed to be an "occurrence."

     12.03 Claims by Third Parties. A party claiming indemnification under this Article XII (the "Indemnitee") shall give the other party (the "Indemnifying Party") notice of any claim or the commencement of any action or proceeding for which such Indemnitee seeks indemnification, and such Indemnitee shall permit the Indemnifying Party to assume the defense of any claim or any litigation resulting from such claim. The failure by any Indemnitee to give an Indemnifying Party timely notice shall not preclude any Indemnitee from seeking indemnification from any Indemnifying Party except to the extent that such failure has materially prejudiced the Indemnifying Party's ability to defend the claim or litigation. No Indemnifying Party shall settle any claim for which any Indemnitee seeks indemnification in respect of an indemnifiable claim hereunder or consent to entry of any judgment in litigation arising from such a claim without obtaining a release of each Indemnitee from all liability in respect of such claim or litigation. If an Indemnifying Party shall not assume the defense of any such claim or litigation resulting therefrom, or if injunctive relief is sought against an Indemnitee, the Indemnitee may, but shall have no obligation to, defend against or settle such claim or litigation in such manner as it may deem appropriate. The Indemnifying Party shall promptly reimburse each Indemnitee for the amount of all expenses, legal or otherwise, incurred by such Indemnitee in connection with the defense against or settlement of such claim or litigation. If no settlement of the claim or litigation is made, the Indemnifying Party shall promptly reimburse each Indemnitee for the amount of any judgment rendered with respect to such claim or in such litigation and of all expenses, legal and otherwise, incurred by each Indemnitee, in the defense against such claim or litigation.


                                   ARTICLE XIII
                             MISCELLANEOUS PROVISIONS

     13.01 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of TNS and SunTech.

     13.02 Waiver of Compliance; Consents. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other party or parties, but no waiver shall be effective for any purpose unless it is expressed and in writing, and any such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be effective only if given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 13.02.

     13.03 Investigations; Survival of Representations and Warranties. The respective representations and warranties of SunTech and TNS contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party or parties hereto. Each and every such representation and warranty, together with the indemnification contained in Article XII hereof, shall survive the Closing through February 27, 2000.

     13.04 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, facsimile transmission or mailed first class with postage prepaid:

          (a)  If to SunTech, to:

               SunTech Processing Systems, LLC
               4001 McEwen, Suite 200
               Dallas, Texas 75244
               Attention: General Counsel

               with copy to:

               UICI
               4001 McEwen, Suite 200
               Dallas, Texas 75244
               Attention: General Counsel

               and

               Gardere & Wynne, L.L.P
               1601 Elm Street
               Suite 3000
               Dallas, Texas 75201
               Attention:  James S. Pleasant, Esq.

or to such other person or address as SunTech shall furnish to TNS in writing pursuant to the above;

          (b)  If to TNS, to:

               Transaction Network Services, Inc.
               1939 Roland Clarke Place
               Reston, Virginia 20191
               Attention: General Counsel

               with copy to:

               Arent Fox Kintner Plotkin & Kahn
               1050 Connecticut Avenue, N.W.
               Washington, D.C.  20036
               Attention:  Jeffrey E. Jordan, Esq.

or to such other person or address as TNS shall furnish to the SunTech in writing pursuant to the above.

     13.05 Assignment. This Agreement and all of the provisions hereof shall be binding upon the parties hereto and their respective successors and assigns and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, except that TNS may assign its rights in whole or in part to a purchaser or purchasers of the processing portion of the Business.

     13.06 Counterparts. This Agreement may be executed in two fully or partially executed counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.07 Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     13.08 Governing Law. The parties agree that this Agreement shall be governed and construed by the laws of the state of Delaware and that no conflict-of-laws provision shall be invoked to permit the laws of any other state or jurisdiction.

     13.09 Time of Essence. Time is of the essence with respect to each provision of this Agreement in which time is an element.

     13.10 Attorneys' Fees. In the event of any action instituted by any party or parties hereto arising under this Agreement, the prevailing party or parties shall be entitled to recover from the losing party or parties all of its costs and expenses, including attorneys' fees, in addition to any other available remedy.

     13.11 Entire Agreement. This Agreement and the attached Schedules and Exhibits embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior negotiations, agreements and understandings among the parties with respect to such subject matter.

     13.12 Expenses. All costs and expenses incurred in connection with the Agreement and the transactions contemplated hereby shall be paid by the party or parties incurring such expenses.

     13.13 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the date first above written.

                         TRANSACTION NETWORK SERVICES, INC.
(Corporate Seal)


                         By: /s/John J. McDonnell, Jr.
                                ---------------------------
                                John J. McDonnell, Jr.
                                President


                         SUNTECH PROCESSING SYSTEMS, LLC
 (Seal)


                         By: /s/Ron Howard
                                ---------------------------
                                Ron Howard
                                President